UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2415 Cascade Pointe Boulevard

Charlotte, North Carolina 28208

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	SEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 25, 2026, Sealed Air Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of November 16, 2025 (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”), by and among Sword Purchaser, LLC, a Delaware limited liability company that is affiliated with Clayton, Dubilier & Rice, LLC (“Parent”), Sword Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Holders of the Company’s common stock (the “Company Common Stock”) as of the close of business on January 16, 2026 (the “Record Date”), were entitled to vote at the Special Meeting. As of the Record Date, there were 147,271,147 shares of Company Common Stock outstanding. Each share of Company Common Stock was entitled to one vote on each proposal. A quorum, representing holders of 115,910,678 shares of Company Common Stock, or 78.70% of the outstanding shares of Company Common Stock as of the Record Date, was present or represented by proxy at the Special Meeting.

Set forth below is a brief description of each matter submitted to a vote of the Company’s stockholders at the Special Meeting:

1.	Proposal 1: A proposal to adopt the Merger Agreement (the “Merger Proposal”); and

2.

Proposal 2: A proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

The proposals are described further in the Company’s proxy statement filed on January 23, 2026, with the United States Securities and Exchange Commission (the “Proxy Statement”).

The Company’s inspector of elections certified the following vote tabulations.

Proposal No. 1: The Merger Proposal

The Merger Proposal was approved based upon the following votes:

For	Against	Abstain
114,636,120	1,063,721	210,837

Proposal No. 2: The Compensation Proposal

The Compensation Proposal was approved based upon the following votes:

For	Against	Abstain
111,927,877	3,539,301	443,500

Because the Company’s stockholders approved the Merger Proposal, a vote on the proposal to adjourn the Special Meeting, as described in the Proxy Statement, was not called during the Special Meeting.

Item 8.01	Other Events.

On February 25, 2026, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 25, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Stefanie M. Holland
Name:	Stefanie M. Holland
Title:	Vice President, General Counsel and Secretary (Duly Authorized Officer)

Dated: February 25, 2026